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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                        SECTION 305(b)(2)           |__|
                           ___________________________

                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)

New York                                                     13-5160382
(State of incorporation                                      (I.R.S. employer
if not a U.S. national bank)                                 identification no.)

One Wall Street, New York, N.Y.                              10286
(Address of principal executive offices)                     (Zip code)

                           ___________________________

                         INTERVEST MORTGAGE CORPORATION
               (Exact name of obligor as specified in its charter)

New York                                                     13-3415815
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                               identification no.)
One Rockefeller Plaza
Suite 400
New York, New York                                           10020-2002
(Address of principal executive offices)                     (Zip code)

                           ___________________________

                       Series  / / Subordinated Debentures
                       (Title of the indenture securities)

=  = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

1.   GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

     (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

-----------------------------------------------------------------------------
                   Name                            Address
-----------------------------------------------------------------------------

Superintendent of Banks of the State of  One State Street, New York, N.Y.
New York                                 10004-1417, and Albany, N.Y.
                                         12223

Federal Reserve Bank of New York         33 Liberty Street, New York, N.Y.
                                         10045

Federal Deposit Insurance Corporation    Washington, D.C.  20429

New York Clearing House Association      New York, New York   10005

     (b)  WHETHER  IT  IS  AUTHORIZED  TO  EXERCISE  CORPORATE  TRUST  POWERS.

     Yes.

2.   AFFILIATIONS  WITH  OBLIGOR.

     IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

     None.

16.  LIST OF EXHIBITS.

     EXHIBITS IDENTIFIED IN PARENTHESES BELOW, ON FILE WITH THE COMMISSION, ARE INCORPORATED HEREIN BY REFERENCE AS AN EXHIBIT HERETO, PURSUANT TO RULE
     7A-29 UNDER THE TRUST INDENTURE ACT OF 1939 (THE "ACT") AND 17 C.F.R. 229.10(D).

     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195.)

     4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121195.)

     6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-106702.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                    SIGNATURE


     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 6th day of June, 2005.


                                        THE BANK OF NEW YORK


                                        By:   /S/VAN K. BROWN
                                            ------------------------------------
                                            Name:  VAN K. BROWN
                                            Title: VICE PRESIDENT

                                                                EXHIBIT 7
                                                                ---------

--------------------------------------------------------------------------------
                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business March 31, 2005, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                          Dollar Amounts
ASSETS                                                                     In Thousands
Cash and balances due from depository
  institutions:
  Noninterest-bearing balances and currency
    and coin. . . . . . . . . . . . . . . . . . . . . . . . . .           $     2,292,000
  Interest-bearing balances . . . . . . . . . . . . . . . . . .                 7,233,000
Securities:
  Held-to-maturity securities . . . . . . . . . . . . . . . . .                 1,831,000
  Available-for-sale securities . . . . . . . . . . . . . . . .                21,039,000
Federal funds sold and securities purchased
  under agreements to resell
  Federal funds sold in domestic offices. . . . . . . . . . . .                 1,965,000
  Securities purchased under agreements to
  resell. . . . . . . . . . . . . . . . . . . . . . . . . . . .                   379,000
Loans and lease financing receivables:
  Loans and leases held for sale. . . . . . . . . . . . . . . .                    35,000
  Loans and leases, net of unearned
    income. . . . . . . . . . . . . . . . . . . . . . . . . . .                31,461,000
  LESS: Allowance for loan and
    lease losses. . . . . . . . . . . . . . . . . . . . . . . .                   579,000
  Loans and leases, net of unearned
    income and allowance. . . . . . . . . . . . . . . . . . . .                30,882,000
Trading Assets. . . . . . . . . . . . . . . . . . . . . . . . .                 4,656,000
Premises and fixed assets (including
  capitalized leases) . . . . . . . . . . . . . . . . . . . . .                   832,000
Other real estate owned . . . . . . . . . . . . . . . . . . . .                         0
Investments in unconsolidated subsidiaries
  and associated companies. . . . . . . . . . . . . . . . . . .                   269,000
Customers' liability to this bank on
  acceptances outstanding . . . . . . . . . . . . . . . . . . .                    54,000
Intangible assets:
  Goodwill. . . . . . . . . . . . . . . . . . . . . . . . . . .                 2,042,000
  Other intangible assets . . . . . . . . . . . . . . . . . . .                   740,000


Other assets. . . . . . . . . . . . . . . . . . . . . . . . . .                 5,867,000
                                                                          ---------------
Total assets. . . . . . . . . . . . . . . . . . . . . . . . . .           $    80,116,000
                                                                          ===============
LIABILITIES
Deposits:
  In domestic offices . . . . . . . . . . . . . . . . . . . . .           $    34,241,000
  Noninterest-bearing . . . . . . . . . . . . . . . . . . . . .                15,330,000
  Interest-bearing. . . . . . . . . . . . . . . . . . . . . . .                18,911,000
  In foreign offices, Edge and Agreement
    subsidiaries, and IBFs. . . . . . . . . . . . . . . . . . .                25,464,000
  Noninterest-bearing . . . . . . . . . . . . . . . . . . . . .                   548,000
  Interest-bearing. . . . . . . . . . . . . . . . . . . . . . .                24,916,000
Federal funds purchased and securities sold
    under agreements to repurchase
  Federal funds purchased in domestic
    offices . . . . . . . . . . . . . . . . . . . . . . . . . .                   735,000
  Securities sold under agreements to
    repurchase. . . . . . . . . . . . . . . . . . . . . . . . .                   121,000
Trading liabilities . . . . . . . . . . . . . . . . . . . . . .                 2,780,000
Other borrowed money:
  (includes mortgage indebtedness and
  obligations under capitalized leases) . . . . . . . . . . . .                 1,560,000
Not applicable
Bank's liability on acceptances executed and
  outstanding . . . . . . . . . . . . . . . . . . . . . . . . .                    55,000
Subordinated notes and debentures . . . . . . . . . . . . . . .                 1,440,000
Other liabilities . . . . . . . . . . . . . . . . . . . . . . .                 5,803,000
                                                                          ---------------
Total liabilities . . . . . . . . . . . . . . . . . . . . . . .           $    72,199,000
                                                                          ===============
Minority interest in consolidated
  subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . .                   141,000

EQUITY CAPITAL
Perpetual preferred stock and related
  surplus . . . . . . . . . . . . . . . . . . . . . . . . . . .                         0
Common stock. . . . . . . . . . . . . . . . . . . . . . . . . .                 1,135,000
Surplus (exclude all surplus related to
  preferred stock). . . . . . . . . . . . . . . . . . . . . . .                 2,088,000
Retained earnings . . . . . . . . . . . . . . . . . . . . . . .                 4,643,000
Accumulated other comprehensive income. . . . . . . . . . . . .                   -90,000
Other equity capital components . . . . . . . . . . . . . . . .                         0
Total equity capital. . . . . . . . . . . . . . . . . . . . . .                 7,776,000
                                                                          ---------------
Total liabilities, minority interest, and equity
  capital. . . . . . . . . . . . . . . . . . . . . . . . . . . .          $    80,116,000
                                                                          ===============

     I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                       Thomas J. Mastro,
                                   Senior Vice President and Comptroller

     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                      --|
Thomas A. Renyi         |
Gerald L. Hassell       |            Directors
Alan R. Griffith        |
                      --|

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